EXHIBIT 99.77B

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Trustees of Colorado BondShares - A Tax-Exempt Fund

In planning and performing our audit of the financial statements of Colorado BondShares - A Tax-Exempt Fund (the "Fund") as of and for the year ended September 30, 2008, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Fund's internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Fund is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles (GAAP). A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that the receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Fund's annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Fund's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted the following deficiency in the Fund's internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be a material weakness as defined above as of September 30, 2008. This material weakness was considered in determining the nature, timing, and extent of the procedures to be performed in our audit of the financial statements of Colorado Bondshares - A Tax-Exempt Fund for the year ended September 30, 2008, and this does not affect our report thereon dated November 26, 2008.

Management did not maintain effective control over the financial reporting process. Internal control over financial reporting was not adequately designed to eliminate the reasonable possibility that a material misstatement of the Fund's annual or interim financial statements will not be prevented or detected on a timely basis. Specifically, due to the reliance on manual spreadsheets for the Fund's primary accounting system and lack of adequate monitoring controls, management failed to detect a financial statement adjustment recorded in the incorrect accounting period. Management of the Fund has informed us that subsequent to September 30, 2008, the Fund implemented a portfolio management, reporting and accounting system tailored to the investment management industry with the intention of reducing management's reliance on manual spreadsheets as the Fund's primary accounting system.

This report is intended solely for the information and use of management and the Board of Trustees of Colorado Bondshares - A Tax-Exempt Fund and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


/s/ Anton Collins Mitchell
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Denver, Colorado
November 26, 2008